UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the "Annual Meeting") of Consolidated-Tomoka Land Co. (the "Company") was held on April 25, 2012.  At the Annual Meeting the Company’s shareholders (i) elected John J. Allen and William L. Olivari to serve as directors of the Company until the 2013 Annual Meeting of Shareholders, and elected John P. Albright to serve as a director of the Company in Class II for the remainder of a term ending 2014, (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012, and (iii) approved the compensation of the named executive officers.

The proposals below are described in detail in the Company’s definitive proxy statement dated March 23, 2012.  The results are as follows:

Proposal 1: Election of two directors to hold office until the 2013 Annual Meeting:
	For	Against	Abstain
John J. Allen	4,284,630	102,583	27,672
William L. Olivari	4,293,796	116,443	4,646

Election of one director in Class II to hold office until the 2014 Annual Meeting:
	For	Against	Abstain
John P. Albright	4,328,571	82,548	3,766

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012:
	For	Against	Abstain
	5,347,567	24,149	8,609

Proposal 3: Advisory vote to approve executive compensation:
	For	Against	Abstain	Broker Non-Vote
	3,888,388	94,650	431,846	965,441

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 25, 2012

Consolidated-Tomoka Land Co.

By: /s/John P. Albright
       John P. Albright, President and
       Chief Executive Officer